Rider (h)(3)(vii)

SCHEDULE A

Revised as of December 27, 2010

New Funds

Fund Name	Expense Limitation Expiration Date	Recoupment Period Expiration Date
Allianz RCM Global Water Fund*	3/31/11	11/30/14
Allianz RCM Global EcoTrendsSM Fund*	3/31/11	11/30/14
Allianz RCM All Horizons Fund	3/31/11	11/30/14
Allianz RCM Disciplined Equity Fund	3/31/11	11/30/14
Allianz RCM International Opportunities Fund	3/31/11	11/30/14
Allianz AGIC International Growth Fund**	3/31/11	11/30/14
Allianz Global Investors Solutions Retirement Income Fund	3/31/11	11/30/14
Allianz Global Investors Solutions 2015 Fund	3/31/11	11/30/14
Allianz Global Investors Solutions 2020 Fund	3/31/11	11/30/14
Allianz Global Investors Solutions 2030 Fund	3/31/11	11/30/14
Allianz Global Investors Solutions 2040 Fund	3/31/11	11/30/14
Allianz Global Investors Solutions 2050 Fund	3/31/11	11/30/14
Allianz Global Investors Solutions Growth Allocation Fund	3/31/11	11/30/14
Allianz NFJ Global Dividend Value Fund	3/31/11	11/30/14
Allianz RCM China Equity Fund	6/30/11	11/30/14
Allianz RCM Redwood Fund	3/31/12	11/30/15
Allianz AGIC Emerging Growth Fund**	3/31/12	11/30/15
Allianz AGIC Focused Opportunity Fund	3/31/12	11/30/15
Allianz AGIC Micro Cap Fund**	3/31/12	11/30/15
Allianz AGIC Ultra Micro Cap Fund**	3/31/12	11/30/15

*	No expense limitation applied to the Allianz RCM Global Water Fund or the Allianz RCM Global EcoTrendsSM Fund from 12/1/08 through 3/31/10.
**	Expense limitation does not apply to the Fund’s Institutional Class shares, which are addressed in a separate agreement.

[Signature page follows.]

[Schedule A to Expense Limitation Agreement]

Rider (h)(3)(vii)

IN WITNESS WHEREOF, the Trust and the Manager have each caused this Schedule A to the Expense Limitation Agreement to be signed on its behalf by its duly authorized representative, as of the date first above written.

ALLIANZ FUNDS MULTI-STRATEGY TRUST

By:	/s/ E. Blake Moore, Jr.
Name:	E. Blake Moore, Jr.
Title:	President and Chief Executive Officer

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

By:	/s/ Brian S. Shlissel
Name:	Brian S. Shlissel
Title:	Managing Director

[Schedule A to Expense Limitation Agreement – Signature Page]